                                                                     Exhibit 4.2

                           SECOND AMENDED AND RESTATED
                             STOCKHOLDERS' AGREEMENT

      This Second Amended and Restated Stockholders' Agreement (this "Agreement") is entered into as of the 17th day of December, 2002, by and among Stereotaxis, Inc., a Delaware corporation (the "Company"), persons under the Existing Stockholders' Agreement (as defined below) holding at least 50% of the Voting Securities (as such term is defined in the Existing Stockholders' Agreement), and the Series D-2 Preferred Holders (as defined below) (hereinafter sometimes referred to individually as a "Stockholder" and collectively as the "Stockholders"). Stockholders that own the Company's Series A Preferred Stock are referred to herein as the "Series A Preferred Holders"; Stockholders that own the Company's Series B Preferred Stock are referred to herein as the "Series B Preferred Holders"; Stockholders that own the Company's Series C Preferred Stock are referred to herein as the "Series C Preferred Holders"; Stockholders that own the Company's Series D Preferred Stock are referred to herein as the "Series D Preferred Holders"; Stockholders that own the Company's Series D-1 Preferred Stock are referred to herein as the "Series D-1 Preferred Holders"; Stockholders that own (or that have agreed to purchase) the Company's Series D-2 Preferred Stock are referred to herein as the "Series D-2 Preferred Holders."

      WHEREAS, the Series D-2 Preferred Holders have agreed to purchase certain shares of the Company's Series D-2 Preferred Stock (together with the underlying shares of the Company's common stock issued upon conversion of such shares, the "Series D-2 Preferred Stock") pursuant to that certain Series D-2 Preferred Stock Purchase Agreement dated of even date herewith (the "Purchase Agreement") provided that the parties hereto enter into this Agreement.

      WHEREAS, the Company, the Series A Preferred Holders, the Series B Preferred Holders, the Series C Preferred Holders, the Series D Preferred Holders and the Series D-1 Holders have previously entered into that certain Amended and Restated Stockholders' Agreement dated as of November 21, 2001 (the "Existing Stockholders' Agreement").

      WHEREAS, in order to induce the Series D-2 Preferred Holders to purchase the Series D-2 Preferred Stock, the Company and the Stockholders deem it desirable to enter into this Stockholders' Agreement, which shall supersede the Existing Stockholders' Agreement and shall amend and restate certain obligations of the parties to such agreement as provided for herein.

      1. Supersedes. Upon the execution and delivery hereof by holders of not less than 50% of the Voting Securities under the Existing Stockholders' Agreement, this Agreement shall supersede and replace such Existing Stockholders' Agreement.

      2. Election of Directors. (a) Each Stockholder agrees to take all action necessary, including, without limitation, the voting of their shares of stock of the Company, the execution of written consents, the calling of special meetings, the removal of directors, the filling of vacancies on the Company's Board of Directors, the waiving of notice and the attending of meetings, so as to cause the authorized number of directors on the Board of Directors of the Company to be established at ten (10) directors (each a "Director" and collectively, the "Directors"), and consisting of the following individuals:

            (i) one (1) director who has been selected by the holders of a majority of the Series A Preferred Stock (the "Series A Director");

            (ii) one (1) director who has been selected by the holders of a majority of the Series B Preferred Stock (the "Series B Director");

            (iii) one (1) director who has been selected by Gateway Venture Partners III, L.P. so long as it owns shares of Series B Preferred or common stock issued upon conversion thereof (the "Gateway Director");

            (iv) one (1) director who has been selected by CID so long as it owns shares of Series C Preferred or common stock issued upon conversion thereof (the "CID Director");

            (v) one (1) director who has been selected by Advent International Corporation or a designee of Advent so long as it owns shares of Series D Preferred or common stock issued upon conversion thereof (the "Advent Director");

            (vi) one (1) director who has been selected by Ampersand Ventures so long as it owns shares of Series D Preferred or common stock issued upon conversion thereof (the "Ampersand Director");

            (vii) one (1) director who has been selected by the holders of a majority of the Series D-1 Preferred Stock (the "Series D-1 Director");

            (viii) the Company's Chief Executive Officer; and

            (ix) two individuals designated jointly by the foregoing directors; provided, however, that in the event the Company issues and sells not fewer than an aggregate of 9,200,000 shares of its Series D-2 Preferred, then one of such two individuals shall be selected by the holders of a majority of the Series D-2 Preferred Stock (such individual, the "Series D-2 Director").

      (b) At the time of this Agreement, the Series A Director is Fred Middleton, the Series B Director is Randall D. Ledford, the Gateway Director is Gregory D. Johnson, the CID Director is John C. Aplin, the Advent Director is William C. Mills III, the Ampersand Director is David J. Parker, the Series D-1 Director is Christopher Alafi, the director who is the Company's Chief Executive Officer is Bevil J. Hogg, and the other two directors are Matthew Howard and William M. Kelley. Subject to Section 3, each director shall have the option to be appointed to any committees of the Board of Directors, whether now existing or hereinafter created, on an equal basis as each other member of the Board of Directors and otherwise consistent with the fiduciary duties of the members of the Board of Directors.

      3. Committees of the Board. The Company shall take such actions as are reasonably necessary to cause, and the Stockholders shall cause their director-designees to vote in favor of, the appointment of the Ampersand Director as a member of the Company's Compensation Committee and the appointment of the Advent Director as a member of the Company's Audit Committee.

      4.    Meetings of the Board of Directors; Director Expenses;
Indemnification.

            (a) The Company agrees to furnish to each Director written notice of and an agenda prior to each regularly scheduled meeting of the Board of Directors or any committee thereof. The Company shall provide each Director with a copy of all notices, agendas, and minutes of all meetings of the Board of Directors, including reports given to or prepared by the Board of Directors or any committee thereof. The Company shall pay all reasonable travel expenses of each Director related to attending meetings of the Board of Directors or committees thereof. The Board of Directors shall meet at least once every three months.

      (b) Advent and Ampersand, and each Stockholder owning at least 300,000 shares of the Company's Voting Securities, shall have the right, from time to time, to designate one of their representatives to attend any meeting of the Board of Directors as an observer and at the expense of such Stockholder, upon reasonable advance notice to the Company. As used herein, "Voting Securities" shall mean the Company's: (i) Common Stock, $.001 par value; and (ii) Series A, Series B, Series C, Series D Series D-1 and/or Series D-2 Preferred Stock, $.001 par value, and any other security of the Company entitled to vote on the election of board of directors of the Company pursuant to the Company's Certificate of Incorporation or Delaware law.

      (c) The Company shall indemnify each Director to the fullest extent permitted by law and shall enter into indemnification agreements with each Director reasonably acceptable to the Company and the Directors with respect thereto.

      5. Representations and Warranties. Each Stockholder represents and warrants to the other Stockholders, and the Company represents to the Stockholders, the following with respect to himself, herself or itself, as the case may be:

            (a) Authorization. The Company and each Stockholder has the right and legal capacity to execute, deliver and perform his, her or its obligations under this Agreement. This Agreement is a legal, valid and binding obligation of the Company and each such Stockholder, enforceable against the Company and such Stockholder in accordance with its terms.

            (b) No Violation. The execution and delivery of this Agreement will not (with or without notice or passage of time or both) (i) conflict with or result in a breach of any provision of the certificate of incorporation or bylaws (or similar governing documents) of the Company or the Stockholder (if an entity), (ii) result in a default, give rise to any right of termination, cancellation or acceleration, or require any consent or approval, under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, loan, factoring arrangement, license, agreement, lease or other instrument or obligation to which the Company or each such Stockholder is a party or by which it or any of its assets may be bound (other than the Existing Stockholders' Agreement (which agreement is being superseded hereby)) or (iii) violate any law, judgment, order, writ, injunction, decree, statute, rule or regulation of any court, administrative agency, bureau, board, commission, office, authority, department or other governmental entity applicable to the Company or such Stockholder or any of its assets.

      6. Term. This Agreement shall terminate and be of no further force or effect upon the earliest to occur of (a) the closing of a public offering of shares of the Company's capital stock pursuant to a registration statement filed by the Company under the Securities Act of 1933, as amended, which has become effective thereunder (other than a registration statement relating solely to employee benefit plans or a transaction covered by Rule 145 of the Securities and Exchange Commission), (b) the time that the Company becomes required to file reports with the Securities and Exchange Commission under Sections 12(g) or 15(d) of the Securities Exchange Act of 1934, as amended, or (c) upon any change in control of the Company as set forth in the following sentence. A "change of control" of the Company shall be deemed to occur upon (i) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization or any transaction or series of related transactions by the Company in which in excess of 50% of the Company's voting securities are transferred, or (ii) a sale, lease, license or other disposition of all or substantially all of the assets of the Company.

      7. Consent to Amendments; Waivers. Any term of this Agreement may be modified, amended or waived only upon the written agreement of the Company, and Stockholders holding at least fifty percent (50%) of the Voting Securities held by the Stockholders at the time of such amendment or waiver. In addition, any modification, amendment or waiver which adversely affects any class of Voting Securities (including, without limitation, any modification, amendment or waiver of the provisions of Section 2 hereof adversely affecting such class of Voting Securities), or the specific rights of Gateway, CID, Advent or Ampersand as set forth herein, requires the written Agreement of 50% of the holders of the adversely affected class or Gateway, CID, Advent or Ampersand, as the case may be. Any waiver, permit, consent or approval of any kind or character on the part of any such Stockholder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing.

      8. Legend. The Corporation will stamp or imprint each certificate or other instrument representing Voting Securities, throughout the term of this Agreement, with a legend in substantially the following form:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A STOCKHOLDERS' AGREEMENT, AS AMENDED OR RESTATED FROM TIME TO TIME, BETWEEN THE HOLDER AND THE CORPORATION, A COPY OF WHICH MAY BE OBTAINED FROM THE SECRETARY OF THE CORPORATION."

      9. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware without regard to its choice of law provisions.

      10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      11. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

      12. Notices. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid, addressed to the Company at Stereotaxis, Inc., 4041 Forest Park Avenue, St. Louis, Missouri 63108, with a copy to James L. Nouss, Jr., Esq., Bryan Cave LLP, One Metropolitan Square, 211 N. Broadway, Ste. 3600, St. Louis, Missouri, 63102, and if to any Stockholder, at the respective addresses set forth in the stock records of the Company, or at such other address as any party may designate by 10 days' advance written notice to the other party.

      13. Benefit of Parties; Assignability. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective personal representatives, heirs, successors and assigns, including without limitation all subsequent holders of securities who become bound by the terms of this Agreement; provided, however, that neither the Company nor any Stockholder may delegate its responsibilities or assign or transfer its rights or obligations under this Agreement without the prior written consent of Advent and Ampersand.

      14. Cooperation. The parties agree that after execution of this Agreement they will from time to time, upon the request of any other party and without further consideration, execute, acknowledge, and deliver in proper form any further instruments and take such other action as any other party may reasonably require to carry out effectively the intent of this Agreement.

                                  * * * * * * *

      IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Stockholders' Agreement as of the date first above written.

                                   STEREOTAXIS, INC.



                                   By: /s/ BEVIL J. HOGG
                                      -----------------------------------------
                                      Bevil J. Hogg, President


                                   AMPERSAND 1999 LIMITED PARTNERSHIP
                                   By:  AMP-99 Management Company
                                        Limited Liability Company, its
                                        General Partner


                                   By: /s/ DAVID J. PARKER
                                      -----------------------------------------
                                        David J. Parker
                                        Managing Member



                                   AMPERSAND 1999 COMPANION FUND
                                   LIMITED PARTNERSHIP
                                   By:  AMP-99 Management Company
                                        Limited Liability Company, its
                                        General Partner


                                   By: /s/ DAVID J. PARKER
                                      -----------------------------------------
                                        David J. Parker
                                        Managing Member



                                   ADVENT HEALTHCARE AND LIFE SCIENCES
                                   II LIMITED PARTNERSHIP
                                   By: Advent International Limited Partnership,
                                       General Partner

                                   By:  Advent International Corporation,
                                        General Partner


                                   By: /s/ WILLIAM C. MILLS III
                                      -----------------------------------------
                                        William C. Mills III
                                        Vice President

                                   ADVENT HEALTHCARE AND LIFE SCIENCES
                                   II BETEILIGUNG GMBH & CO. KG
                                   By:  Advent International Limited
                                        Partnership, Managing Limited
                                        Partner

                                   By:  Advent International Corporation,
                                        General Partner


                                   By: /s/ WILLIAM C. MILLS III
                                      -----------------------------------------
                                        William C. Mills III
                                        Vice President


                                   ADVENT PARTNERS HLS II LIMITED PARTNERSHIP

                                   By:  Advent International Corporation,
                                        General Partner


                                   By: /s/ WILLIAM C. MILLS III
                                      -----------------------------------------
                                        William C. Mills III
                                        Vice President


                                   ADVENT PARTNERS LIMITED PARTNERSHIP
                                   By:  Advent International Corporation,
                                        General Partner


                                   By: /s/ WILLIAM C. MILLS III
                                      -----------------------------------------
                                        William C. Mills III
                                        Vice President


                                   EGS PRIVATE HEALTHCARE PARTNERSHIP, L.P.

                                   By: /s/ ABHIJEET LELE
                                      -----------------------------------------
                                      Name:  Abhijeet Lele
                                      Title: Managing Director

                                   EGS PRIVATE HEALTHCARE COUNTERPART, L.P.



                                   By: /s/ ABHIJEET LELE
                                      -----------------------------------------
                                      Name:  Abhijeet Lele
                                      Title:  Managing Director


                                   ADVANTAGE CAPITAL MISSOURI PARTNERS III, L.P.
                                   By:  Advantage Capital Company MO-GP-III,
                                        L.L.C., its general partner


                                   By: /s/ SCOTT ZAJAC
                                      -----------------------------------------
                                      Name:
                                      Title:


                                   ADVANTAGE CAPITAL MISSOURI PARTNERS I, L.P.

                                   ADVANTAGE CAPITAL MISSOURI PARTNERS II, L.P.



                                   By: /s/ SCOTT ZAJAC
                                      -----------------------------------------
                                      Name:
                                      Title:


                                   A.G.E. INVESTMENTS, INC.



                                   By: /s/ DOUGLAS L. KELLY
                                      -----------------------------------------
                                      Name: Douglas L. Kelly
                                      Title: Director


                                   ALAFI CAPITAL COMPANY, LLC


                                   By: /s/ MOSHA ALAFI
                                      -----------------------------------------
                                      Name: Mosha Alafi
                                      Title: Managing Partner

                                   CHRISTOPHER ALAFI, an individual


                                        /s/  CHRISTOPHER ALAFI
                                   -----------------------------------------
                                     Christopher Alafi


                                   ASCENSION HEALTH, as Fiscal Agent and
                                     Nominee of certain of its wholly-owned
                                     subsidiaries


                                   By: /s/   DOUGLAS D. FRENCH
                                      -----------------------------------------
                                      Name:    Douglas D. French
                                      Title:   President & CEO



                                   EMERSUB XXXVIII, INC.



                                   By:    /s/  HARLEY M. SMITH
                                      -----------------------------------------
                                      Name:  Harley M. Smith
                                      Title: Vice President and Secretary


                                   FERI TRUST GMBH



                                   By:    /s/  MICHAEL STAMMLER
                                      -----------------------------------------
                                      Name:    Michael Stammler
                                      Title:   Partner



                                   BOME INVESTORS III, L.L.C.
                                   By:  GATEWAY CAPCO III, L.L.C.,
                                        its Attorney-in-Fact



                                   By:    /s/ GREGORY R. JOHNSON
                                      -----------------------------------------
                                      NAME:  Gregory R. Johnson
                                      Title: Member

                                   BOME INVESTORS II, LLC
                                   By:  GATEWAY CAPCO, LLC,
                                        its Attorney-in-Fact



                                   By:  /s/  GREGORY R. JOHNSON
                                      -----------------------------------------
                                      Name:  Gregory R. Johnson
                                      Title: Member


                                   BOME INVESTORS, INC.
                                   By:  GATEWAY CAPCO, LLC,
                                        its Attorney-in-Fact



                                   By:  /s/  GREGORY R. JOHNSON
                                      -----------------------------------------
                                      Name:  Gregory R. Johnson
                                      Title: Member



                                   GATEWAY VENTURE PARTNERS III, L.P.
                                   By:  Gateway Associates III, L.P.,
                                        its General Partner



                                   By:  /s/  GREGORY R. JOHNSON
                                      -----------------------------------------
                                      Name:  Gregory R. Johnson
                                      Title: Member



                                   GRAYSTONE VENTURE DIRECT EQUITY, L.P.
                                   By:  Graystone Venture Partners,
                                        LLC, its general partner



                                   By:  /s/  JUDITH BULTMAN MEYER
                                      -----------------------------------------
                                        Judith Bultman Meyer
                                        Managing Director

                                   PORTAGE FOUNDERS, L.P.
                                   By:  Portage Venture Partners,
                                        L.L.C., its General Partner



                                   By:
                                      -----------------------------------------
                                        Judith Bultman Meyer
                                        Managing Director




                                   PORTAGE VENTURE FUND, L.P.
                                   By:  Portage Venture Partners,
                                        L.L.C., its General Partner



                                   By:
                                      -----------------------------------------
                                        Judith Bultman Meyer
                                        Managing Director



                                   SANDERLING VENTURES LIMITED, L.P.
                                   SANDERLING VENTURE PARTNERS II, L.P.
                                   SANDERLING VENTURE PARTNERS IV CO-
                                     INVESTMENT FUND, L.P.
                                   SANDERLING IV BIOMEDICAL CO-INVESTMENT
                                     FUND, L.P.
                                   SANDERLING II LIMITED PARTNERSHIP
                                   SANDERLING VENTURE PARTNERS V CO-INVESTMENT
                                     FUND, L.P.
                                   SANDERLING V BETEILIGUNGS GMBH & CO. KG
                                   SANDERLING V LIMITED PARTNERSHIP
                                   SANDERLING V BIOMEDICAL CO-INVESTMENT
                                     FUND, L.P.
                                   SANDERLING VENTURES MANAGEMENT V



                                   By:
                                      -----------------------------------------
                                      Name:  Fred A. Middleton
                                      Title:  General Partner

                                        /s/  FRED A. MIDDLETON
                                   -----------------------------------------
                                   Fred A. Middleton



                                        /s/   ROBERT G. MCNEIL
                                   -----------------------------------------
                                   Robert G. McNeil



                                        /s/  PAULETTE J. TAYLOR
                                   -----------------------------------------
                                   Paulette J. Taylor


                                   CID EQUITY CAPITAL V, L.P.
                                   By:  CID Equity Partners V,
                                        Its general partner

                                   By:  /s/  JOHN C. APLIN
                                      -----------------------------------------
                                        John C. Aplin, General Partner



                                   MITSUBISHI INTERNATIONAL CORPORATION



                                   By:  /s/  MOTOATSU SAKURAI
                                      -----------------------------------------
                                      Name:  Motoatsu Sakurai
                                      Title: Executive Vice President & COO



                                   MIC CAPITAL LLC
                                   By:  MC Financial Services Ltd., as Manager



                                   By:  /s/  SHUNICHI MAEDA
                                      -----------------------------------------
                                      Name:  SHUNICHI MAEDA
                                      Title: President



                                   STIFEL CAPCO II, L.L.C.



                                   By:  /s/  J. JOSEPH SCHLAFLY
                                      -----------------------------------------
                                      Name:  J. Joseph Schlafly
                                      Title: President

                                   EDWIN B. MONROE AND CAROLE S. MONROE,
                                   JOINT TENANTS WITH RIGHT OF
                                   SURVIVORSHIP



                                   By:  /s/  EDWIN B. MONROE
                                      -----------------------------------------
                                      Name:  Edwin B. Monroe



                                   By:  /s/ CAROLE S. MONROE
                                       -----------------------------------------
                                      Name:  Carole S. Monroe




                                   DAVID T. ERICKSON AND NANCY V.
                                   ERICKSON, JOINT TENANTS WITH RIGHT OF
                                   SURVIVORSHIP



                                   By:  /s/  DAVID T. ERICKSON
                                      -----------------------------------------
                                      Name:  David T. Erickson




                                   By:  /s/  NANCY V. ERICKSON
                                      -----------------------------------------
                                      Name:  Nancy V. Erickson

                                   PROLOG CAPITAL A, L.P.
                                   By:  Prolog Ventures A, LLC
                                        Its General Partner

                                   By: /s/ GREGORY R. JOHNSON
                                      -----------------------------------------
                                      Name:  Gregory R. Johnson
                                      Title:  A Managing Director


                                   PROLOG CAPITAL B, L.P.
                                   By:  Prolog Ventures B, LLC
                                        Its General Partner

                                   By: /s/ GREGORY R. JOHNSON
                                      -----------------------------------------
                                      Name:  Gregory R. Johnson
                                      Title:  A Managing Director

                                   MITSUBISHI CORPORATION


                                   By: /s/ TERUYUKI NAKAZAWA
                                      -----------------------------------------
                                      Name: Teruyuki Nakazawa
                                      Title: General Manager
                                             Technology & Business Development